LIMITED TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT is made and entered into this 11th day of June 1998, by and between Sustainable Development International Inc., a Nevada, USA Corporation, hereinafter referred to as "Licensee", and ENVIRO-MINING INC., an Alberta, Canada Corporation, hereinafter referred to as "Licensor".

WHEREAS, the Licensor expended time, effort, and money to develop and obtain knowledge in the field of science related to an oil rerefining technology for the production of a high grade low sulphur #2 diesel and associated products from waste lubrication oil referred to as "The EMI Process" technology and has established successfully a reputation, demand, and goodwill for such technology; and

WHEREAS the Licensee desires to obtain the benefits of the technology established by the licensor and the right to do business under the trade name "The EMI Process" as hereinafter provided.

     IT IS THEREFORE AGREED between the parties as follows conditional upon due diligence and acceptance of the viability of the technology by SDII. on
or   before June 11, 1998:

  1. License.   The Licensee shall have the exclusive right to engage under
the   terms       hereof  in  the  business  of  producing,  merchandising,
marketing, distribution, promotion and selling products manufactured by the EMI Process throughout the Territory as defined in Section 5.

  2. Term of License. The term of this license shall commence on June 11, 1998, and o for thirty (30) years with an option to renew for ten (10) year periods at the end f the first thirty (30) year period. Should the Licensee refuse to renew at the end of the 30 year period then the
Licensee must not use the technology and return it to the Licensor. Should the Licensor refuse to renew at the end of the first 30 year period the Licensor must engage in good faith negotiations to amend this license agreement, or to sell SDII for fair market value to the Licensee.

  3. Funds to be paid.
     A. Funds must be paid to Enviro-Mining Inc. under the following terms. US $300,000 for the EMI Process.

     B. The Licensee must commence construction in the first twelve (12) months of this agreement, a plant of minimum capacity of 90,000 Tonnes of waste oil input in the Territory.

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       C. It  shall  be just cause for termination of the Licensee  of  all license and marketing rights, etc., if SDII has not commenced construction of the first plant within the first year of this license agreement, and an additional commercial scale plant every year thereafter for the next 5 years.

  4. Recurring funds to be paid by the Licensee to the Licensor.
     A.   There  is  an  annual recurring fee to be paid  as  a  production
          royalty.   the   amount of this fee is negotiable to  any  amount
          equal to or less than US $300,000.

     B. Each additional plant will be subject to a license fee on a negotiated basis at the time an application for a new license is received.

5.  Territory.    The  Territory  within which the  license  and  marketing
     rights, etc., applies is for the Federal Republic of Germany.

 6. Confidentiality. Both parties acknowledge the confidential nature of information and procedures which shall be made available to the Licensee by Licensor and either shall disclose to anyone other than an authorized employee any information or procedures of the other party, Any confidential literature or documents given to the other party will be returned at the expiration or termination of this license. This Agreement shall be deemed to be a confidential communication of the parties.

7.   Technology  Disclosure.    Full  disclosure  of  all  engineering  and
     process designs will be made available to the Licensee throughout the term of the agreement.

8.   Reporting Requirements.

     a. The Licensee shall submit to the Licensor, on forms approved or provided by the Licensor, such financial or operating information as required by the Licensor to establish the gross revenue and operating efficiencies for the plant. The Licensee, by these presents, consents to the use of such information by the Licensor as the licensor shall, in its sole discretion, determine. The Licensee consents to the use of their information by the licensor for design, publications, and research. All use of the information for marketing and promotional use will be controlled by the Licensee.

     b. Bi - annual reports to inform the Licensor of the activities and marketing programs of the Licensee must be submitted for review and consultation. This will serve to apprise both parties of improvements to the technology and of contacts interested in the technology. Failure to provide this written communication will be cause for termination.

9. Personnel. The Licensee will hire only those people who have related experience and qualifications to operate a facility of this design and complexity. The Licensor will have the right to review any potential applicant and should these individuals are not acceptable to the Licensor a position will not be offered.

10. Purchase Option. EMI has the option, with ninety (90) days written notice from the Licensee to purchase any and all shares, warrants, options and equity in the operating entity which owns the plant, for fair market value during the term of the agreement.

11.  Licensee Undertakings.

  a. The licensee shall not, during the term of this agreement communicate or divulge to, or use for the benefit of, any other person, partnership, association, or corporation, any information or knowledge concerning the methods of manufacture, promotion, sale, or distribution used or employed by the Licensor in and about its business which may be communicated to the Licensee or which the Licensee may acquire by virtue of this operation under the terms of this agreement; nor will the Licensee do any willful prejudicial or injurious act to the business or goodwill of the Licensor.

  b. During the term of this agreement, or upon its termination for any cause, the Licensee will not , directly or indirectly, enter the employment of, or render services to, any other person, partnership, association, or corporation engaged in the same or substantially similar business covered by this agreement in any area which can be reasonably termed competitive to the Licensor or any of its licensees; and during such term the licensee will not, within such territory, engage in such business on his own account, or hold out any interest therein, directly or indirectly, as an individual, partner, shareholder, director, consultant, independent contractor, officer, clerk, principal, agent, employee, trustee, or in any relation or capacity whatsoever.

  c. Upon the termination of this agreement for any cause, the Licensee will immediately discontinue the use of all trade names, trademarks, signs, structures, and forms of advertising indicative of the Licensor or the business or products thereof, and will make or cause to be made such changes in signs, buildings, and structures as the Licensor shall reasonably direct so as to distinguish effectively the same from its former appearance and from any other of Licensor's places of business. If the Licensee shall upon request fail or omit to make such changes or cause them to be made, then the licensor shall have the right to enter upon the premises upon which such business is being conducted without being deemed guilty of trespass or any other tort, and shall have the right to make such charges or cause them to be made at the expense of the Licensee, which

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     expense the Licensee shall pay on demand.  The Licensee shall also on request of the Licensor, and upon the payment of the reasonable market value thereof, turn over and deliver to the Licensor, its representatives, agents or assignees, all matters and things bearing the trademark or trade name of the Licensor and any technology developed while this license was exercised.

12. Independence of restrictive covenants. The covenants contained above shall be construed as independent of any other provision of this agreement and independent of each other unless otherwise stated, and the existence of any claim or cause of action of the Licensee against the Licensor, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Licensor of such covenants.

13.  Reciprocity of restrictive covenants.   All restrictions applicable to
     the Licensee hereinabove, shall also bind and be applicable to the Licensor.

14.  Termination.
     a. If the Licensee shall neglect or fail to perform or observe any of the Licensee's covenants for a period of two (2) months, or if any assignment shall be made of the business for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy, or similar officer shall be appointed to take charge of all or part of the Licensee's property, or if the Licensee is adjudicated a bankrupt, then unless such condition or conditions are remedied to the satisfaction of the Licensor within fourteen (14) days after written notice thereof has been given to the Licensee, the license hereunder shall cease.

     b. In the event of any failure by the Licensee to pay any amounts owed to the Licensor, the Licensor's expenses in collecting same, together with a delinquency charge of one (0.01) cent per month of each dollar or fraction thereof in arrears more than sixty (60) consecutive days from the date first due, and reasonable attorney's fees, shall be paid by the Licensee.

     c.   All agreements, fees, and projects currently in progress or completed
      previously   shall continue as agreed for the duration of the original
      agreement in the event the Licensee no longer holds a license.

15.  Licensor  Undertaking.       The Licensor shall provide all  necessary
     engineering, feasibilities, and other undertakings requested by the Licensee within a reasonably acceptable timeframe and quality at the expense of the Licensee.

16.  Complete  agreement;  waivers.   This agreement  contains  the  entire
     agreement of the parties, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of the parties to exercise any right given to them hereunder, or to insist upon strict compliance by the other party with any obligations hereunder, and no customs or practice of the parties at variance with the terms hereof shall constitute a waiver of the other party's rights to demand exact compliance with the terms hereof. Waiver by the parties of any particular default by the other party shall not affect or impair the other's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of the other to exercise any rights arising from such default affect or impair the other's rights as to such default or any subsequent default.

17.  Separability  of provisions.   If any covenant or other  provision  of
     this agreement is invalid, illegal, or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision or public policy, all other conditions and provisions of this agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

18.  Assignability.    This agreement shall inure to  the  benefit  of  the
     heirs, successors and assigns of the Licensor and Licensee. The Licensor and Licensee shall have the right to assign their rights under this agreement to any person, firm, association, or corporation; except that any assignment by the Licensee must be approved in writing by the Licensor. Such approval will not be unreasonably withheld. Such assignment shall not be binding upon the parties unless the transferee has agreed in writing to assume all of the parties obligations to the terms of this agreement.

19.  Governing  Law.     This agreement, and the transactions  contemplated
     hereby, shall be governed by, construed and enforced in accordance with the laws of the Province of Alberta, Canada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the City of Edmonton, Province of Alberta, Canada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

20.  Contractual  Procedures.    Unless  specifically  disallowed  by  law,
     should litigation arise hereunder, service of process thereof may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

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21.  Arbitration.   Any controversy or claim arising out of or relating  to
     this document/contract or the breach thereof, and which is not settled between the signatories themselves, shall be settled by arbitration in accordance with the rules of the arbitration committee of the international chamber of commerce in Paris (France) with hearings to take place in Paris (France) or other mutually agreed location and judgment upon award rendered by the arbitration(s) may be entered in any court having jurisdiction thereof including the award to the aggrieved signatory or signatories, such awarding related to the total remuneration received as a result of business conducted with the parties covered by this agreement plus any and all court costs, attorney fees, and any other costs or charges reasonably necessary to adjudicate the controversy in addition to any and all damages deemed fair by the arbitrator(s).

22.  Extraordinary  remedies.    To the extent  recognizable  at  law,  the
     parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law. Moreover, breach or threatened breach by the Licensor of Licensee's rights to Licensee's exclusive Territory may be enjoined without further notice to Licensor, so long as Licensee is given the opportunity to appear and contest within thirty (30) days thereof. Any and all parties related to or affiliated with such breach or threatened breach shall be similarly enjoined.

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IN WITNESS WHEREOF the parties have executed this Agreement.

Signed, sealed and delivered
in the presence of :

                                                  "LICENSOR"


____________________________                 /S/Lew Mansell
                                             -------------------------------
Witness                                      LEW MANSELL
                                             VICE PRESIDENT
                                             ENVIRO-MINING INC.
CITY OF EDMONTON,
ALBERTA, CANADA                         DATE           June 11, 1998


                                        "LICENSEE"

____________________________            /s/Harold Jahn
                                        ----------------------------------
Witness                                 HAROLD JAHN
                                        PRESIDENT
                                        SUSTAINABLE DEVELOPMENT
                                        INTERNATIONAL INCORPORATED

CITY OF LAS VEGAS,
NEVADA, USA                             DATE           June 11, 1998